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                                                                   EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 5, 1997, by and between GERALD E. BISBEE, JR., PH.D. ("Executive") and APACHE MEDICAL SYSTEMS, INC., a Delaware corporation ("Company").

      1. EMPLOYMENT TERM. The Company will employ Executive for a term commencing on January 1, 1997 and ending on December 31, 1997 ("Employment Term"). The Employment Term shall be automatically extended for additional one-year terms, unless Executive or the Company's Board of Directors ("Board") provides 90 days' advance written notice to the other of his/its intention not to renew.

      2. EMPLOYMENT DUTIES. Executive will serve as Chief Executive Officer of the Company and Chairman of the Board subject to the direction and control of the Board. Executive shall perform such duties as may be assigned from time to time by the Board, and shall, on a full-time basis, serve the Company faithfully, diligently and competently and to the best of his ability and in accordance with this Agreement and applicable law.

      3. COMPENSATION. In exchange for Executive's services under this Agreement, the Company shall pay Executive as salary $205,000 per annum, which shall be reviewed annually by the Compensation Committee of the Board during its annual year-end compensation review ("Salary"). Salary shall be payable in 24 equal bi-monthly installments and otherwise in accordance with the Company's ordinary payment practices. Any payments made to Executive pursuant to this
Section 3 shall be treated as wages for withholding and employment tax purposes. Executive shall participate in the Company's short-term cash incentive plan or any successor thereto (the "short-term plan") and any stock option or stock incentive plan generally available to executives pursuant to the applicable plan documents.

      4. BENEFITS.

      (a) Executive shall be entitled during the Employment Term to participate in such employee benefit plans and programs as are offered from time to time to employees of the Company to the extent that his position, tenure, compensation, age, health and other qualifications make him eligible to participate. The Company does not promise the adoption or continuance of any particular plan or program during the Employment Term, and Executive's (and his dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable thereto.

      (b) Executive shall be entitled to paid vacation in accordance with the Company's vacation policy applicable to senior executives.
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         (c)     The Company shall provide directors and officers liability insurance coverage for Executive, which shall be pursuant to a "claims arising" policy covering senior executives generally.

         (d) The Company shall reimburse Executive for his reasonable legal expenses in connection with the initial execution of this Agreement and its termination, as applicable.

         5. REIMBURSEMENT OF EXPENSES. Executive shall be entitled to reimbursement for ordinary, necessary and reasonable out-of-pocket business expenses which he incurs in connection with performing his duties hereunder. The reimbursement of all such expenses shall be made upon presentation of satisfactory evidence of the amounts and nature of such expenses and shall be subject to the Company's policies regarding business expenses and to the reasonable approval of the Company's Chief Financial Officer.

         6. NON-COMPETITION, NON-SOLICITATION. Executive agrees to continue to be bound by the terms of his Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement executed on April 19, 1996.

         7. TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, Executive's employment with the Company and this Agreement may be terminated by the Board (excluding Executive for this purpose) at any time for Cause which shall include his (i) commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law, (ii) material breach of any material duty or obligation imposed upon him pursuant to this Agreement,
(iii) breach of his Proprietary Information, Inventions, Non- Competition and Non-Solicitation Agreement, and (iv) performance of any similar action that the Board, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination. If Executive is terminated for Cause as defined in (ii) or (iv) above and if such Cause could be cured, the Company will give Executive notice of termination stating the reason therefor and Executive may cure the Cause during the 30 days following receipt of notice, which cure may not be unreasonably rejected by the Board. The Company may suspend Executive with pay during the cure period. In all other cases, Executive's employment with the Company shall be terminated immediately and Executive may arbitrate pursuant to Section 12(g) whether or not Cause existed. In the event of termination under this Section 7, the Company's obligations under this Agreement shall cease and, except as required by applicable law, Executive shall forfeit all rights to receive any other compensation or benefits under this Agreement, except that he shall be entitled to his Salary for services performed through the date of such termination. Without limitation, termination of Executive pursuant to this
Section 7 shall not relieve him of his obligations under Section 6.

         8. INVOLUNTARY TERMINATION. During the term of this Agreement, Executive's employment with the Company and this Agreement may be terminated for any reason or no reason without Cause by the Board, provided that in the event of such termination or removal, he





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shall be entitled to continuation of his Salary and Company-provided health benefits, life insurance and other welfare benefits for 24 months, and to a pro rata payment of the short-term plan award that he would have been entitled to receive had he been employed for the entire year in which termination occurs, with pro-ration based on the number of days employed during such year. Such award shall be paid to Executive at the time that plan payments for the applicable calendar year are typically paid to senior executives. If the Company notifies Executive of its intention not to renew this Agreement as provided in Section 1, Executive shall be deemed to be terminated by the Company as of the last day of the Employment Term and Executive shall be entitled to Salary, benefits and a plan award as provided in this Section. Without limitation, a termination of Executive pursuant to this Section 8 shall not relieve him of his obligations under Section 6.

         9. DISABILITY. If Executive becomes totally disabled during the Employment Term, his employment and this Agreement may be terminated by the Board (excluding Executive for this purpose) as of the date such total disability is determined. Executive shall be considered to be totally disabled if he is unable by reason of accident or illness (including mental illness) to perform the material duties of his regular position with the Company and is not expected to recover from his disability within a period of six months from the commencement of the disability. If at any time Executive claims or is claimed by the Board to be totally disabled, a physician acceptable to both Executive and the Board (which acceptances shall not be unreasonably withheld) shall be retained by the Company and shall examine him. Executive shall cooperate fully with the physician. If the physician determines that Executive is totally disabled, the physician shall deliver to the Board a certificate certifying both that Executive is totally disabled and the date upon which the condition of total disability commenced. The determination of the physician shall be conclusive. Executive's rights to any compensation and benefits under this Agreement shall cease upon his total disability, except that he shall be entitled to continuation of his Salary and Company-provided health benefits, life insurance and other welfare benefits for 12 months, provided, however, that any such payments shall be reduced by an amount equal to any payments and health coverage received by Executive under any employment policy, arrangement or agreement, disability insurance policy or other benefit plan of the Company or Social Security. Executive also shall receive the short-term plan award that he would have been entitled to receive had he been employed for the entire year in which termination occurs and a pro-rated award for the next following year based on the number of days during the year for which he received severance pay; provided that Executive's awards for these two years shall be limited to the award portion(s) based on Company performance, except that, to the extent Executive was actively employed during a portion of the first year, such award shall include the award portion(s) based on individual performance pro-rated for the time of his active employment. Such awards shall be paid to Executive at the time that plan payments for the applicable calendar year are typically paid to senior executives. Any termination by the Board pursuant to this Section 9 shall be made in accordance with all applicable laws. Without limitation, a termination of Executive pursuant to this Section 9 shall not relieve him of his obligations under Section 6.

         10. CHANGE IN RESPONSIBILITY. During the term of this Agreement, Executive may terminate his employment with the Company and this Agreement upon 30 days' advance written





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notice in the event of any Change in Responsibility, which shall include a material change in his duties or authority, a reduction in Salary or material change in his benefits, or a similar material change in the terms and conditions of his employment; provided that the Company may cure the Change in Responsibility during the 30-day notice period which cure may not be unreasonably rejected by Executive. In the event that the Company fails to cure, Executive shall be entitled to continuation of his Salary and Company-provided health benefits, life insurance and other welfare benefits for 24 months, and to a pro rata payment of the short-term plan award that he would have been entitled to receive had he been employed for the entire year in which termination occurs, with proration based on the number of days employed during such year. Such award shall be paid to Executive at the time that plan payments for the applicable calendar year are typically paid to senior executives. Notice of termination under this Section 10 shall be valid only if received by the Company within 120 days after the Change in Responsibility occurred. Without limitation, a termination pursuant to this Section 10 shall not relieve Executive of his obligations under Section 6.

         11.     CHANGE IN CONTROL.

         (a) Executive shall give 90 days' written notice in advance of the 12-month anniversary of a Change in Control as to whether he will terminate voluntarily as of such anniversary date, such termination would entitle him to continuation of his Salary and Company-provided health benefits, life insurance and other welfare benefits for 24 months, and to a pro rata payment of the short-term plan award that he would have been entitled to receive had he been employed for the entire year in which termination occurs, with pro-ration based on the number of days employed during such year. Such award shall be paid to Executive at the time that plan payments for the applicable calendar year are typically paid to senior executives.

         (b) Each outstanding option issued to Executive and any future option issued to Executive during the term of this Agreement shall be amended to provide or shall provide, as the case may be, provisions to the effect that (i) such option shall vest in full upon a Change in Control, and (ii) to the extent that Executive receives severance benefits under this Agreement, the exercise period for the portion of any option vested at the time of termination of employment shall be extended so that such option may be exercised during a period of at least 30 months; provided, however, in no event shall the exercise period be longer than the original option period established in the option agreement.

         (c) A Change in Control is the purchase or other acquisition by any person, entity or group of persons, within the meaning of
                 Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization,





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                 merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or the sale of all or substantially all of the Company's assets.

         (d) A Change in Control will not affect or diminish Executive's rights under any provision of this Agreement, including, without limitation, Sections 8, 9 and 10. Without limitation, a termination pursuant to this Section 11 shall not relieve Executive of his obligations under Section 6.

         12.     MISCELLANEOUS.

         (a) All notices hereunder shall be in writing and shall be deemed given when delivered in person or when telecopied with hard copy to follow, or three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two business days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

                 If to Executive:
                 Gerald E. Bisbee, Jr., Ph.D.
                 110 Wellesley Drive
                 New Canaan, CT  06840
                 Telecopy:  (203) 972-3585

                 If to the Company:
                 Counsel
                 APACHE Medical Systems, Inc.
                 1650 Tysons Boulevard
                 Suite 300
                 McLean, VA  22102-3915
                 Telecopy:  (703) 749-7963

                 and/or at such other addresses as may be designated by notice given in accordance with the provisions hereof.

         (b) This Agreement shall be binding upon and inure to the benefit of both parties and their respective heirs, successors and permitted assigns. No party shall assign this Agreement or its rights hereunder without the prior written consent of the other party; provided, however, that the Company shall assign this Agreement to any person or entity acquiring all or substantially all of the business of the Company (whether by sale of stock, sale of assets, merger, consolidation or otherwise).





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         (c)     This Agreement contains all of the agreements between the
                 parties with respect to the subject matter hereof, and this Agreement supersedes all other agreements, oral or written, between the parties with respect to the subject matter hereof.

         (d) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by both parties. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

         (e) If any provisions of this Agreement (or portions thereof) shall, for any reason, be considered invalid or unenforceable by any court of competent jurisdiction, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect. The Company's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.

         (f) The section headings or titles herein are for convenience of reference only and shall not be deemed a part of this Agreement.

         (g) In the event of a dispute between Executive and the Company that is not resolved after a good faith effort by the parties, such dispute will be submitted to arbitration. The arbitration will be conducted in accordance with the rules of the American Arbitration Association in effect at the time of the demand for arbitration and will be held in Washington, D.C. The arbitrator will be selected from an appropriate list of qualified arbitrators, permit reasonable discovery, and make written findings of fact and conclusions of law reflecting the appropriate substantive law. Either party must deliver a request for arbitration in writing to the other party within 60 days of the date the aggrieved party first has knowledge of the event giving rise to the claim, otherwise the claim will be considered void and waived. The decision of the arbitrator will be exclusive, final and binding on Executive and the Company, and Executive is hereby giving up his right to have any dispute decided in a court and by a jury. Executive and the Company will share equally the cost of the arbitrator.

         (h) This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Virginia applicable to contracts made in that State (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction). Executive expressly submits and consents in advance to the jurisdiction of the federal and state courts of the State of Virginia for all purposes in connection with any action or proceeding arising out of or relating to this Agreement.





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         (i)     Any press release concerning termination of Executive's
                 employment shall be subject to Executive's review at least two days prior to release. Upon any termination of employment other than as provided in Section 7, Executive shall be entitled to retain his personal office and business equipment, such as his Company-provided computer, cellular phone, computer printer, facsimile machine, etc.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                            GERALD E. BISBEE, JR., PH.D.


                                 /s/  Gerald E. Bisbee, Jr., Ph.D.
                            --------------------------------------




                            APACHE MEDICAL SYSTEMS, INC.


                                 /s/  Elizabeth A. Draper
                            -----------------------------




                             Elizabeth A. Draper, Secretary
                            ---------------------------------
                            Name and Title





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